EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent the incorporation of our report, dated April 7, 2000, included in this Form 10-KSB in the previously filed Registration Statement of GenesisIntermedia.com Inc. and subsidiaries on Form S-8 (File No. 333-95417, effective January 26, 2000).

/s/  SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
May 1, 2000